CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Custodian, Transfer and Dividend Disbursing Agent, Counsel and Independent Auditors" and to the use of our report dated February 6, 1995, in this Registration Statement (Form N-1A 33-6196) of Dreyfus Global Growth Fund (formerly Dreyfus Global Growth, L.P.)



                                          ERNST & YOUNG LLP

New York, New York
October 27, 1995